EXHIBIT 99.1

News Release
For Immediate Release

For additional information from Infinity, Inc., please contact:
Stanton E. Ross, Chairman
(620) 431-6200
James W. Dean, Vice President, Strategic & Corporate Development
(720) 932-7800
www.infinity-res.com

Infinity Clarifies Operational Information

DENVER, CO and CHANUTE, KS – (PR Newswire) – June 27, 2005 – Infinity, Inc. (NASDAQ: IFNY) is issuing this announcement to clarify its release dated June 23, 2005, with respect to production rates from wells recently brought on production by its wholly owned subsidiary, Infinity Oil and Gas of Texas, Inc., in Erath County, Texas.

As previously released on June 23, 2005, four wells of Infinity-Texas’ five-well test pilot are producing gas in varying amounts and with varying production equipment. The two wells most recently brought on production are producing at rates that management believes support future exploratory and developmental drilling in Erath County, Texas. Based on the preliminary production rates, Infinity-Texas has contracted for the use of a drilling rig commencing early in the third quarter of 2005. The first two wells are currently producing at rates that are uneconomic.

The following table summarizes production information for each well:

		Average	First Day
	Number of Days	Production Rate	Production
Order Drilled	of Production	Per Day (Mcf)	Amount (Mcf)
First	42	100	150
Second	45	210	230
Third	4	610	540
Fourth*	—	—	—
Fifth	16	1,160	1,810

*	Not yet connected

Daily flow rates from natural gas wells vary as production methods are adjusted to optimize production but generally decline over time. The average production rates may not be indicative of future production rates. In addition, sales will be less than the production rates indicated due to compressor and pump fuel usage. As previously released, production rates for each of the wells have been affected to varying degrees by the presence of formation water and unrecovered frac fluids. Production rates are expected to be negatively impacted until the flow of such fluids is reduced and alternative pumps or other artificial lift equipment is installed.

News Release
For Immediate Release

About Infinity, Inc.

Infinity, Inc., through its wholly-owned subsidiaries Infinity Oil and Gas of Texas, Inc. and Infinity Oil & Gas of Wyoming, Inc., is an independent energy company engaged in the exploration, development and production of natural gas and oil and the operation and acquisition of natural gas and oil properties. The operations of Infinity Oil and Gas of Texas are focused on its drilling program in the Fort Worth Basin of Texas. The operations of Infinity Oil & Gas of Wyoming are focused on its Wamsutter Arch Pipeline Field and its Labarge Field located in the Greater Green River Basin in southwest Wyoming and its Sand Wash Basin Field and Piceance Basin Prospect principally in northwest Colorado. Infinity, Inc. provides oilfield services through its wholly-owned subsidiary, Consolidated Oil Well Services, Inc., with operations principally focused in the Mid-Continent region and the Powder River Basin in northeast Wyoming. The Company’s common stock is listed on the NASDAQ National Market under the symbol “IFNY.”

Forward-looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect,” “plan,” “should” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements in this press release include our statements or expectations regarding the following: management’s belief that preliminary results of test wells support future exploratory and developmental drilling and the factors impacting production rates. Factors that could cause or contribute to such differences include, but are not limited to, operating risks, delays and problems, the results of drilling and completions, decreases in the prices of oil and gas, an increase in competition for oilfield services, unexpected negative geological variances, increases in interest rates, liquidity and capital requirements, and other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Company’s periodic reports filed with the Securities and Exchange Commission.

You can find the Company’s filings with the Securities and Exchange Commission at www.infinity-res.com or at www.sec.gov. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.